UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2018

     CERES ORION L.P.
 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-50271 (Commission File Number)	22-3644546 (IRS Employer Identification No.)
c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:        (855) 672-4468

     __________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.
Effective as of April 1, 2018, the Registrant has entered into an amendment (“Amendment No. 1”) to the management agreement made as of March 11, 2014 (the “Management Agreement”), by and among the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”) and Willowbridge Associates Inc. (“Willowbridge”), a Delaware corporation, pursuant to which Willowbridge shall manage the portion of the Registrant’s assets allocated to it.
Pursuant to Amendment No. 1, the monthly professional management services fee is decreased to 1/12 of 1.25% (1.25% per year) of the Registrant’s adjusted net assets allocated to Willowbridge.  In all other material respects the Management Agreement remains unchanged and of full force and effect.
A copy of Amendment No. 1 is filed herewith as Exhibit 10.1.
Item 9.01          Financial Statements and Exhibits.
(d)          Exhibits.
The following exhibit is filed herewith.
Exhibit No.	Description
10.1	Amendment No. 1 to the Management Agreement by and among the Registrant, the General Partner and Willowbridge

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES ORION L.P.

By: Ceres Managed Futures LLC
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  April 2, 2018